AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT
     This AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Shareholders’ Agreement”) is entered into and effective as of March 27, 2009, by and among ASIA PACIFIC WIRE & CABLE CORPORATION LIMITED, a Bermuda company (“APWC” or the “Company”), PACIFIC ELECTRIC WIRE & CABLE CO., LTD., a Taiwan, ROC company (“PEWC”), and SOF INVESTMENTS, L.P., a Delaware limited partnership, (“SOF”, and, together with APWC and PEWC, collectively referred to as, the “Parties” and, each individually, a “Party”).
RECITALS
     WHEREAS, the Parties entered into that certain Shareholders’ Agreement dated as of June 28, 2007 (the “Original Shareholders’ Agreement”);
     WHEREAS, pursuant to Section 6.6 of the Original Shareholders’ Agreement and in accordance with the terms of that certain Stock Purchase Agreement dated as of the date hereof by and between PEWC and SOF (the “Stock Purchase Agreement”), SOF has sold on the date hereof to PEWC, and PEWC has purchased on the date hereof from SOF, 1,410,739 Shares of the Common Stock of APWC, US$0.01 par value per share (the “Common Stock”);
     WHEREAS, simultaneously and in connection with the closing of the Stock Purchase Agreement, the Parties wish to amend and restate the Original Shareholders’ Agreement in its entirety as set forth herein;
     WHEREAS, as of the closing of the Stock Purchase Agreement, PEWC will beneficially own, directly and indirectly, in the aggregate 9,075,354 Shares of the Common Stock, constituting approximately sixty-five and six-tenths percent (65.6%) of the issued and outstanding Common Stock;
     WHEREAS, as of the closing of the Stock Purchase Agreement, SOF will beneficially own in the aggregate 1,355,415 Shares of the Common Stock, constituting approximately nine and eight-tenths percent (9.8%) of the issued and outstanding Common Stock;
     WHEREAS, the Parties, together with Moon View Ventures Limited (“MVV”) and Pacific Holdings Group (“PHG”), entered into a Shareholders Consent and Agreement (the “Shareholders Consent”) made as of November 7, 2007;
     WHEREAS, each of the signatories hereto has full power and authority to act on behalf of the Parties listed on such signature pages in connection with this Shareholders’ Agreement; and
     WHEREAS, the Parties deem it in their best interest to enter into this Shareholders’ Agreement on the terms and subject to the conditions as set forth herein, with the intent that the Original Shareholders’ Agreement shall be amended and restated in its entirety by this Shareholders’ Agreement.

AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing premises and the agreements and covenants contained in this Shareholders’ Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
          1.1     Definitions. Certain capitalized terms as used herein shall have the meanings set forth in Appendix A (Definitions) hereto which is incorporated herein by reference.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
2.1 APWC Representations and Warranties. APWC represents and warrants to SOF and PEWC as follows:
(a) Organization and Good Standing. APWC is a company limited by shares duly organized and validly existing, and in good standing under the laws of the Islands of Bermuda.
(b) Authority; No Conflict.
     (i)     Upon the execution and delivery by APWC, this Shareholders’ Agreement will constitute the legal, valid, and binding obligations of APWC, enforceable against APWC in accordance with its respective terms. APWC has the right, power, and authority to execute and deliver this Shareholders’ Agreement and, subject to a Permitted Exception, to perform its obligations under this Shareholders’ Agreement.
     (ii)     Neither the execution and delivery of this Shareholders’ Agreement by APWC nor the consummation or performance of any of the Contemplated Transactions by APWC will:
     (A)     conflict with, or result in a breach of any provision of APWC’s Organizational Documents, or any resolution adopted by the board of directors or the shareholders of APWC;
     (B)     give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions, subject to a Permitted Exception;
     (C)     conflict with or violate any Legal Requirement or Order to which APWC may be subject; or

     (D)     conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the acceleration, modification or termination of, any Contract to which APWC is a party or by which APWC may be bound.
     (iii)     APWC is not and will not be required to obtain any Consent, other than such as have been obtained, from any Person in connection with the execution and delivery of this Shareholders’ Agreement or, subject to a Permitted Exception, the consummation or performance of any of the Contemplated Transactions.
(c) Capitalization. The authorized share capital of the Company consists of 50,000,000 Shares of Common Stock, par value US$0.01 per share, of which 13,830,769 Shares are issued and outstanding.
2.2 PEWC Representations and Warranties. PEWC represents and warrants to SOF and APWC as follows:
(a) Organization and Good Standing. PEWC is a corporation duly organized, validly existing under the laws of Taiwan, ROC.
(b) Authority; No Conflict.
     (i)     Upon the execution and delivery by PEWC, this Shareholders’ Agreement will constitute the legal, valid, and binding obligations of PEWC, enforceable against PEWC in accordance with its respective terms. PEWC has the right, power, and authority to execute and deliver this Shareholders’ Agreement and, subject to a Permitted Exception, to perform its obligations under this Shareholders’ Agreement.
     (ii)     Neither the execution and delivery of this Shareholders’ Agreement by PEWC nor the consummation or performance of any of the Contemplated Transactions by PEWC will:
     (A)     conflict with, or result in a breach of any provision of PEWC’s Organizational Documents, or any resolution adopted by the board of directors or the shareholders of PEWC;
     (B)     give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions, subject to a Permitted Exception;
     (C)     conflict with or violate any Legal Requirement or Order to which PEWC may be subject; or
     (D)     conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the acceleration, modification or termination of any Contract to which PEWC is a party or by which PEWC may be bound.
     (iii)     PEWC is not and will not be required to obtain any Consent, other than such as have been obtained, from any Person in connection with the execution and delivery of this Shareholders’ Agreement or the consummation or, subject to a Permitted Exception, performance of any of the Contemplated Transactions.
(c) Immediately prior to the closing of the Stock Purchase Agreement, PEWC beneficially Owned 7,664,615 Shares of Common Stock.
     2.3     SOF Representations and Warranties. SOF represents and warrants to APWC and PEWC as follows:
(a) Organization and Good Standing. SOF is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware and is controlled by MSD Capital, L.P., a Delaware limited partnership.
(b) Authority; No Conflict.
     (i)     Upon the execution and delivery by SOF, this Shareholders’ Agreement will constitute the legal, valid, and binding obligations of SOF, enforceable against SOF in accordance with its respective terms. SOF has the right, power, and authority to execute and deliver this Shareholders’ Agreement and, subject to a Permitted Exception, to perform its obligations under this Shareholders’ Agreement.
     (ii)     Neither the execution and delivery of this Shareholders’ Agreement by SOF nor the consummation or performance of any of the Contemplated Transactions by SOF will:
     (A)     conflict with, or result in a breach of any provision of SOF’s Organizational Documents, or any resolution adopted by the general partner of SOF;
     (B)     give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions, subject to a Permitted Exception;
     (C)     conflict with or violate any Legal Requirement or Order to which SOF may be subject; or
     (D)     conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the acceleration, modification or termination of any Contract to which SOF is a party or by which SOF may be bound.

     (iii)     SOF is not and will not be required to obtain any Consent, other than such as have been obtained, from any Person in connection with the execution and delivery of this Shareholders’ Agreement or, subject to a Permitted Exception, the consummation or performance of any of the Contemplated Transactions.
               (c)     Immediately prior to the closing of the Stock Purchase Agreement, SOF beneficially Owned 2,766,154 Shares of Common Stock.
ARTICLE III
CORPORATE GOVERNANCE MATTERS
     3.1 Related Party Matters. The Company and PEWC hereby covenant and agree that the business relationship and all of the commercial transactions between the Company or any of its Affiliates, on the one hand, and PEWC or any of its Affiliates on the other shall be conducted in such a manner as is consistent with the Company’s and PEWC’s past customary practices, on such terms and conditions that are equal to, the same as or better than then current market terms available to the Company with respect to the subject matter of each such transaction and in accordance with any applicable Legal Requirements (herein “Satisfactory Contract Terms”). In addition, SOF acknowledges that both the Company and PEWC will continue to engage in such transactions on Satisfactory Contract Terms.
     3.2 Minimum Number of Shares Outstanding. From and after the date hereof and until the termination of this Shareholders’ Agreement in accordance with Section 8.3 below, the Company and PEWC hereby covenants and agrees that it will, or will cause the Company to, have at least ten million five hundred thousand (10,500,000) Shares of Common Stock issued and outstanding at all times, which number shall not be adjusted for stock splits, reverse-splits or repurchases, and will not take or permit any action to be taken that will result in the issued and outstanding Shares of Common Stock being reduced to under ten million five hundred thousand (10,500,000).
     3.3 SOF Percentage Ownership. From and after the date hereof and until the termination of this Shareholders’ Agreement in accordance with Section 8.3 below, in the event the Company contemplates any redemption, repurchase or cancellation of Shares of Common Stock by the Company, or any other action by the Company, in either case that would result in a reduction of the number of issued and outstanding Shares of Common Stock, with the effect that the number of Shares of the Company Owned by SOF would equal or exceed 10% of all Shares of Common Stock issued and outstanding, the Company shall provide to SOF not less than fifteen (15) Business Days’ notification of such event. The Company and PEWC hereby covenant and agree that, not later than immediately prior to the effective time of such event, one or both of the Company and PEWC (as agreed to between those parties), in the aggregate, shall purchase from SOF under this Section 3.3 that number of Shares of Common Stock necessary to reduce the number of Shares of Common Stock SOF Owns to below 10% of all Shares of Common Stock issued and outstanding without any further action by SOF required. The purchase price for those Shares so purchased from SOF shall be an amount equal to US$4.35 per Share of Common Stock together with an additional amount thereon (calculated on the basis of a 360 day year), computed from June 28, 2007 through the closing date of such sale, equal to (i) a rate per annum that shall be equal to the Libor Rate plus fifty (50) basis points (compounded annually) if the closing date of such sale shall occur on or prior to May 31, 2010, and (ii) at a rate per annum that shall be equal to the Libor Rate plus one hundred and fifty (150) basis points (compounded annually) if the closing date of such sale shall occur on or after June 1, 2010. The Company and PEWC, jointly and severally, agree to take all action reasonably necessary in order to effect any purchase of Shares as provided for in this Section 3.3. SOF hereby agrees to take all action reasonably necessary in order to effect any sale of Shares as provided for in this Section 3.3.
ARTICLE IV
TAX COVENANTS
     4.1 Compliance with U.S. Tax Requirements. So that SOF can timely determine and comply with its U.S. tax reporting and payment obligations with respect to its Ownership in the Company, the Company and PEWC each hereby agree and covenant as follows:
               (a)     Compliance with Subpart F Rules. The Company shall, with respect to each taxable year of SOF during any part of which SOF held Shares of the Company, determine whether SOF was a “United States shareholder”, as defined in Code Section 951(b), with respect to the Company (a “United States Shareholder”), for any part of such taxable year. Such determination shall be made on the basis of a review of the Schedule 13D filings of SOF so long as SOF is subject to the beneficial ownership disclosure obligations under Section 13(d) of the Exchange Act, and otherwise on the basis of a review of the books and records of the Company and any additional information provided by SOF as to the Ownership of Shares by it or any of its Affiliates. If the Company determines that SOF was a United States Shareholder for any part of such taxable year, the Company shall retain the services of any one of the top four public accounting firms (in terms of gross revenue) headquartered in the United States, or such other SEC-qualified public accounting firm subject to the consent of SOF, such consent not to be unreasonably withheld, delayed or conditioned (the “Accounting Firm”), to: (i) determine for each such taxable year of SOF whether, for any part of that year, the Company was a “Controlled Foreign Corporation” (“CFC”) as defined in Code Section 957, and (ii) if the Company is a CFC, determine what amounts, if any, are includible in the gross income of SOF under Code Section 951(a) with respect to the Company, (iii) if required by the Instructions to U.S. Internal Revenue Service (“IRS”) Form 5471 “Information Return of U.S. Persons With Respect to Certain Foreign Corporations” or otherwise by law, prepare and timely provide such Form 5471 to SOF for filing by SOF with the IRS with respect to the Company for such taxable year (for this purpose, “timely” shall mean by the due date for the Form 5471 for such year without taking into account any extension, unless SOF in its sole discretion requests and is granted an extension), and (iv) advise SOF as to the U.S. tax treatment of any distribution from the Company or of any sale of stock of the Company, including the applicability of the U.S. foreign tax credit, whether or not the Company was a CFC in the year in which the distribution was made or the Shares were sold. The Company further agrees to provide to the Accounting Firm and SOF all information and reasonable access to its books and records necessary or helpful to the

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Accounting Firm, as requested by such Accounting Firm or SOF, to carry out the Accounting Firm’s duties under this Section and otherwise for SOF to determine and comply with its reporting and tax payment obligations under Code Section 951. If requested by the Accounting Firm or SOF, the Company shall request of each of its shareholders that own at least ten percent (10%) of the total outstanding voting stock of all classes of the Company that such shareholder complete, execute, and deliver to the Company either IRS Form W-9 “Request for Taxpayer Identification Number and Certification” or IRS Form W-8BEN “Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding,” whichever is appropriate for such shareholder, with respect to whether such shareholder is or is not a “U.S. Person” as defined in the instructions to such forms. The Company shall have no obligation to disclose such forms or any information thereon to the Accounting Firm or to SOF except such information as is necessary to determine the Company’s status as a CFC or SOF’s status as a United States Shareholder. The Company shall comply with this Section 4.1(a) at its own expense, provided that the services referred to in clauses (ii), (iii) and (iv) of the first sentence of this Section 4.1(a) shall be provided (as necessary) to SOF at the Company’s sole expense for the taxable year of SOF ending December 31, 2009 and for each subsequent taxable year of SOF, if any, during which SOF is determined to be a United States Shareholder (in accordance with this Section 4.1(a)) on an Involuntary Basis, and otherwise at the expense of SOF, with SOF responsible for paying directly to the Accounting Firm such fees and expenses of the Accounting Firm related to the services referred to in clauses (ii), (iii) and (iv) of the first sentence of this Section 4.1(a).
          (b) Certification with Respect to Subpart F. Within sixty (60) days following the close of any taxable year of SOF in which the Company determines in accordance with Section 4.1(a) hereof that SOF was a United States Shareholder, the Company shall certify in writing to SOF, based on the advice provided by the Accounting Firm selected under Section 4.1(a) above, (i) whether or not the Company was a CFC for any part of that taxable year, (ii) if the Company was a CFC for all or any part of such year, whether or not SOF was a United States Shareholder for any part of that taxable year in which the Company was also a CFC, and (iii) whether or not Form 5471 is required to be filed by SOF with respect to the Company for such taxable year. SOF agrees to provide to the Accounting Firm and the Company all information necessary or advisable, as reasonably determined and requested by the Accounting Firm or the Company, in order for the Accounting Firm to carry out its duties under this Section 4.1(b); provided that, if reasonably requested by SOF, the Accounting Firm and the Company agree to execute a reasonable confidentiality agreement with respect to such information. If for any taxable year the filing of Form 5471 is necessary, upon the presentation of a completed Form 5471 to SOF by the Accounting Firm for any taxable year for filing with the IRS as provided in Section 4.1(a) above, the Company shall further certify that the Form 5471 is correct and complete. With respect to each such certification, the Company shall indemnify SOF, each of the partners of SOF, and each other Person to whom any income under Code Section 951(a) may be attributed directly or indirectly from SOF under Code Section 704 or otherwise under the Code (collectively, the “CFC Indemnified Parties”), for any interest and penalties that may be imposed on the CFC Indemnified Parties under the Code with respect to taxes owed on income determined to be reportable under Code Section 951(a) but that was not reported on Form 5471, as well as for reasonable attorney’s fees incurred by the CFC Indemnified Parties in defending against any challenge by the IRS to a decision to not file Form 5471 based upon the Company’s certification or, if one was filed, the correctness of the Form 5471 (collectively, the “CFC Losses”). In the course of any such defense, the CFC Indemnified Parties shall have sole

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discretion with respect to the grounds for such defense, the extent to which such defense shall be pursued through administrative and judicial appeals, and the negotiation of any settlement with the IRS, except that if the Accounting Firm represents in writing to the Company and the CFC Indemnified Parties that there is at least substantial authority for any position taken on the Form 5471 (or with respect to not filing a Form 5471) that is being challenged by the IRS, the CFC Indemnified Parties shall defend that position at least through the level of IRS administrative appeals before agreeing to any settlement or payment, unless the Company otherwise agrees to a cessation or settlement of the dispute. In addition, the Company shall use its reasonable best efforts to include the CFC Indemnified Parties as a third party beneficiary in the engagement of the Accounting Firm for the services described in Section 4.1(a) (without modifying the legally recognized interpretation of “reasonable best efforts”, for purposes of this Shareholders’ Agreement, “reasonable best efforts” shall be deemed to exclude any requirement to divest or spin off any assets or other business operations of the Company). Notwithstanding the foregoing, in the case of CFC Losses due to an error directly attributable to the Accounting Firm, the Company shall only be required to provide such indemnification to the CFC Indemnified Parties to the extent the Accounting Firm has not reimbursed the CFC Indemnified Parties for any CFC Losses within one year after the date of such CFC Indemnified Party making such claim against the Accounting Firm (the “CFC Accounting Claim Period”). In connection with any such Accounting Firm error, during such CFC Accounting Claim Period, SOF hereby undertakes to pursue diligently and enforce all rights and remedies against the Accounting Firm then available to it as a third party beneficiary or otherwise, prior to making any demand for indemnification on the Company. In the case of any CFC Losses directly or indirectly attributable to information supplied by SOF, or SOF’s failure to supply information, in each case pursuant to the second sentence of this Section 4.1(b), the Company shall not be required to provide indemnification to the CFC Indemnified Parties.
          (c) Distributions Sufficient to Cover Taxes Imposed Under Subpart F. With respect to each taxable year of SOF for which it is determined under Section 4.1(a) above that an amount is includible in the gross income of SOF under Code Section 951(a), the Company shall, at the request of SOF and to the extent permitted by law, make a distribution to its shareholders, including SOF, on their respective Shares in an amount (in the case of SOF) equal to the amount of such inclusion multiplied by the highest marginal income tax rate for individuals in the United States in effect for the year with respect to which such inclusion occurs. Such distribution shall be made by no later than sixty (60) days following the filing by SOF with the IRS of the Form 5471 reporting the includible amount. If any additional amount of tax is later determined to be owed as a result of a challenge by the IRS as contemplated by Section 4.1(b) above or as a result of an amendment to the Form 5471 for any reason at the request or recommendation of the Accounting Firm, the Company shall make an additional shareholder distribution hereunder by no later than sixty (60) days following the remittance by SOF to the U.S. Treasury of such additional tax amount.
          (d) Obligation of PEWC to Purchase Shares in Advance of CFC Status. By no later than sixty (60) days prior to any proposed sale or other Transfer by PEWC of any of the Shares Owned by PEWC, if immediately prior to such proposed sale or other Transfer the Company is not a CFC or, if the Company is a CFC, SOF is not a United States Shareholder, PEWC shall provide written Notification of such proposed sale or other Transfer to the Company, SOF, and the Accounting Firm. Such Notification shall include: (i) whether or not

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the contemplated purchaser or other transferee is a “U.S. person” as defined in the Instructions to IRS Forms W-9 and W-8BEN, (ii) the number of Shares of each class of stock of the Company that is proposed to be sold or otherwise Transferred, (iii) in the case of a sale of Shares, the anticipated purchase price of the Shares, and (iv) the anticipated date of Transfer of the Shares. The Company shall, immediately upon receipt of such Notification, request of the Accounting Firm that it make a determination within fifteen (15) days of whether such sale or other Transfer will cause the Company to be a CFC and, if the Company is or will become a CFC as a result of the sale, cause SOF to become a United States Shareholder, and, if the determination is that, as a result of the sale or other Transfer, the Company will become a CFC and that SOF will be a United States Shareholder, PEWC shall have the obligation, exercisable solely at the discretion of SOF by written demand to PEWC delivered within fifteen (15) days of receipt of notice of the Accounting Firm’s determination, to purchase from SOF all or any portion of the Shares held by SOF as SOF, in its sole discretion, shall decide, at a price per share that is the greater of: (i) the purchase price of such Shares as set forth in a binding agreement between PEWC and the proposed purchaser, or (ii) the trailing thirty (30) Trading Days’ average closing price of the Common Stock. PEWC shall include in any agreement for the sale of Shares by PEWC, or otherwise shall refuse to proceed with the Transfer of Shares unless the transferee agrees in writing directed to the Company and SOF to, a covenant by the purchaser or other transferee to assume PEWC’s obligations under this Article IV, including but not limited to this Section 4.1(d), with respect to the Shares being purchased by such purchaser or otherwise acquired by such transferee. Any purported sale or other Transfer of Shares by PEWC, or by any subsequent holder of Shares acquired from PEWC or from any such subsequent holder, that is not in compliance with the provisions of this Section 4.1(d) shall be null and void, and shall not be registered in the share register of the Company.
          (e) Compliance with the PFIC Rules. The Company shall, with respect to each taxable year of SOF during any part of which SOF held Shares of the Company, retain the services of the Accounting Firm to determine whether the Company is a “passive foreign investment company” (“PFIC”) as defined in Code Section 1297, and if so: (i) to assist SOF to determine whether to make a “qualified electing fund” election under Code Section 1295 (“QEF Election”) and any other election that may be available under the PFIC Rules of the Code (Sections 1291 through 1298), and if so, to make any such election (which shall be at the sole discretion of SOF), (ii) to determine what additional amounts of taxes that may be due or additional amounts of income that may be includible in the gross income of SOF for such taxable year and the character of such income under the PFIC Rules, whether as the result of an “excess distribution” under Code Section 1291 or pursuant to the rules applicable under a QEF Election or any other election made under the PFIC Rules, and (iii) to prepare and provide to SOF Form 8621 “Return of a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund” for timely filing by SOF with the IRS with respect to the Company for such taxable year. The Company further agrees to provide to the Accounting Firm and SOF all information and reasonable access to its books and records necessary or helpful to the Accounting Firm, as requested by the Accounting Firm or SOF, to carry out the Accounting Firm’s duties under this Section 4.1(e) and otherwise for SOF to determine and comply with its reporting and tax payment obligations under the PFIC Rules, and further, if a QEF Election is in effect for SOF for any taxable year, to prepare, with the assistance of the Accounting Firm, and provide to SOF for submission to the IRS as provided in IRS regulations a “PFIC Annual Information Statement” as described in IRS Regulation Section 1.1295-1(g)(1) or any successor

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regulation thereto. The Company shall comply with this Section 4.1(e) at its own expense, provided that the services referred to in clauses (i), (ii) and (iii) of the first sentence of this Section 4.1(e) shall be provided (as necessary) to SOF at the Company’s sole expense for the first taxable year of SOF in which the Company is a PFIC and thereafter at the expense of SOF, with SOF responsible for paying directly to the Accounting Firm such fees and expenses of the Accounting Firm related to the services referred to in clauses (i), (ii) and (iii) of the first sentence of this Section 4.1(e).
          (f) Certification with Respect to the PFIC Rules. Within sixty (60) days following the close of each taxable year of SOF, the Company shall certify in writing to SOF, based on the advice provided by the Accounting Firm selected under Section 4.1(a) above, either that the Company was not a PFIC for any part of that taxable year, or that the Company was a PFIC for some portion of that taxable year but that Form 8621 was nevertheless not required to be filed for that taxable year, or that the Company was a PFIC for that taxable year and that a Form 8621 was required to be filed by SOF for that year with respect to the Company. Upon the presentation of a completed Form 8621 to SOF by the Accounting Firm for any taxable year for filing with the IRS as provided in Section 4.1(e) above, the Company shall further certify that the Form 8621 is correct and complete. With respect to each certification, the Company shall indemnify SOF, each of the partners of SOF, and each other Person to whom any item of income or tax obligation under the PFIC rules may be attributed directly or indirectly from SOF under the Code (collectively, the “PFIC Indemnified Parties”), for any interest and penalties that may be imposed on the PFIC Indemnified Parties under the Code with respect to taxes (including any interest treated as part of the “deferred tax amount”) owed or on income determined to be reportable under the PFIC rules but that was not reported on Form 8621, as well as for reasonably attorney’s fees incurred by the PFIC Indemnified Parties in defending against any challenge by the IRS a decision to not file Form 8621 based upon the Company’s certification or, if one was filed, the correctness of the Form 8621 (collectively, the “PFIC Losses”). In the course of any such defense, the PFIC Indemnified Parties shall have sole discretion with respect to the grounds for such defense, the extent to which such defense shall be pursued through administrative and judicial appeals, and the negotiation of any settlement with the IRS, except that if the Accounting Firm represents in writing to the Company and the PFIC Indemnified Parties that there is at least substantial authority for any position taken on the Form 8621 (or with respect to not filing a Form 8621) that is being challenged by the IRS, the PFIC Indemnified Parties shall defend that position at least through the level of IRS administrative appeals before agreeing to any settlement or payment, unless the Company otherwise agrees to a cessation or settlement of the dispute. In addition, the Company shall use its reasonable best efforts to include the PFIC Indemnified Parties as a third party beneficiary in the engagement of the Accounting Firm for the services described in this Section 4.1(f). Notwithstanding the foregoing, in the case of PFIC Losses due to an error directly attributable to the Accounting Firm, the Company shall only be required to provide such indemnification to the PFIC Indemnified Parties to the extent the Accounting Firm has not reimbursed the PFIC Indemnified Parties for any PFIC Losses within one year after the date of such PFIC Indemnified Party making such claim against the Accounting Firm (the “PFIC Accounting Claim Period”). In connection with any such Accounting Firm error during such PFIC Accounting Claim Period, SOF hereby undertakes to pursue diligently and enforce all rights and remedies against the Accounting Firm then available to it as a third party beneficiary or otherwise, prior to making any demand for indemnification on the Company.

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          (g) Distributions Sufficient to Cover Taxes Imposed Under the PFIC Rules. With respect to each taxable year of SOF for which it is determined under Section 4.1(e) above that an additional amount of tax is owed or otherwise that an amount is includible in the gross income of SOF under the PFIC Rules, the Company shall, at the request of SOF and to the extent permitted by law, make a distribution to its shareholders, including SOF, on their respective Shares in an amount (in the case of SOF) equal to the amount of such additional tax or, with respect to an inclusion in income, such inclusion multiplied by the highest marginal income tax rate for individuals in the United States in effect for the year with respect to which such inclusion occurs. Such distribution shall be made by no later than sixty (60) days following the filing by SOF with the IRS of the Form 8621 reporting the additional taxes or includible amount. If any additional amount of tax is later determined to be owed as a result of a challenge by the IRS as contemplated by Section 4.1(f) above or as a result of an amendment to the Form 8621 for any reason at the request or recommendation of the Accounting Firm, the Company shall make an additional shareholder distribution hereunder by no later than sixty (60) days following the remittance by SOF to the U.S. Treasury of such additional tax amount.
          (h) General Obligation of Cooperation. In addition to any specific obligation of the Company and PEWC as set forth above in this Article IV, each of PEWC and the Company shall cooperate fully with each other, with SOF, and with the Accounting Firm selected in Section 4.1(a) above for each to carry out its obligations under this Article IV and to allow SOF to determine and fully comply with its obligations under U.S. tax law with respect to its interest in the Company, including any elections that may be available to SOF; provided, however, that the foregoing agreement regarding cooperation shall not require PEWC or the Company to incur any significant additional cost or expense, or to forego any benefit, not expressly provided for in this Shareholders’ Agreement. PEWC shall further exercise whatever authority it holds as a shareholder of the Company to cause the Company to fully comply with its obligations under this Article IV.
ARTICLE V
TAG ALONG RIGHTS
     5.1 Tag Along Right. From and after the date hereof and subject to the terms and conditions hereof, and until the termination of this Shareholders’ Agreement in accordance with Section 8.3 below, if PEWC proposes to Transfer to a Tag Along Transferee (or group of related Tag Along Transferees), in one transaction or a series of related transactions, (i) Shares that constitute more than five percent (5.0%) of the issued and outstanding Shares or (ii) Shares that, when combined with the holdings of the Tag Along Transferee and its Affiliates and any other group members, would result in such Group Owning in excess of five percent (5.0%) of the outstanding Shares, then PEWC shall offer SOF the right to include in its Transfer to the Tag Along Transferee the Tag Along Shares on the same terms and conditions as PEWC (a “Tag Along Right”).
     5.2 Notice. No later than twenty (20) Business Days prior to the proposed consummation date of any Transfer described in this Article V, PEWC shall provide the Tag Along Notice to SOF and the Company. Such Tag Along Right shall be exercisable by written notice to PEWC and the Company given within fifteen (15) Business Days after receipt of the

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Tag Along Notice. Failure by SOF to respond within fifteen (15) Business Days after receipt of the Tag Along Notice shall be regarded as a rejection of the offer made pursuant to the Tag Along Notice and a decline by SOF of its rights under this Article V with respect to such Transfer. If SOF elects to exercise such Tag Along Right, SOF shall be obligated and bound after sending such election notice to sell the Tag Along Shares, free and clear of all liens, claims and encumbrances, for a purchase price per Share described in the Tag Along Notice and upon the other terms and conditions of such transaction as agreed to by PEWC (and otherwise take all reasonably necessary action to cause consummation of the proposed transaction, including voting such Shares in favor of such transaction and becoming a party to any agreement relating to the Transfer); provided that SOF shall not be required to (i) make any representations or warranties in connection with such Transfer other than representations and warranties as to (A) SOF’s Ownership of its Shares to be sold or Transferred free and clear of all liens, claims and encumbrances, (B) SOF’s power and authority to effect such Transfer and (C) such matters pertaining to compliance with securities laws as the Tag Along Transferee may reasonably require, (ii) agree to any indemnification obligations in connection with such transaction other than obligations (which shall be limited to the proceeds received in such Transfer) arising out of a breach by SOF of such representations and warranties or (iii) agree to any post-closing covenants other than customary further assurances covenants.
     5.3 Right to Transfer. If a Tag Along Notice from SOF is not received by PEWC and the Company in accordance with Section 5.2, PEWC shall have the right to consummate the Transfer to a Tag Along Transferee without the participation of SOF, but only on terms and conditions which are no more favorable to PEWC in any material respect than those stated in the Tag Along Notice and only if the Transfer to the Tag Along Transferee occurs on a date within ninety (90) days of SOF’s receipt of the Tag Along Notice. If such Transfer to the Tag Along Transferee does not occur within such ninety (90) day period, PEWC’s right to Transfer the Tag Along Shares under the foregoing sentence shall expire and PEWC’s obligations under Section 5.1 shall be reinstated and such securities shall not be Transferred without first reoffering to SOF its Tag Along Rights in accordance with Section 5.1.
ARTICLE VI
REGISTRATION RIGHTS
     6.1 Shelf Registration.
          (a) The Company has prepared and filed with the SEC a Registration Statement on Form F-1 covering the resale of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415, which Registration Statement was declared effective under the Securities Act by the SEC on March 11, 2009 (the “Effectiveness Date”). Subject to the terms of this Shareholders’ Agreement, the Company shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until the date on which (A) all Registrable Securities (i) have been sold, or (ii) may be sold without volume restrictions pursuant to Rule 144(k), as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to SOF and to the Company’s transfer agent and (B) after receipt by SOF of unlegended certificates representing freely transferable Shares from the transfer agent (the “Effectiveness Period”). After receipt of

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such opinion letter, all Parties agree to use reasonable best efforts to cooperate in providing the transfer agent with all documents reasonably necessary for delivery of such unlegended certificates.
          (b) If after the Effectiveness Date, a Registration Statement or Statements, as the case may be, ceases or cease for any reason to remain continuously effective as to all Registrable Securities for which it or they is or are required to be effective, or SOF is otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, in either case, for more than thirty (30) consecutive Trading Days or more than an aggregate of sixty (60) Trading Days during any twelve (12) month period (which need not be consecutive calendar days) (any such failure or event being referred to as an “Event”), then APWC and PEWC agree that SOF will suffer irreparable damages if the Company fails to meet its obligations in this Section 6.1 and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Put Right described in Section 6.6 hereof shall become immediately exercisable upon the occurrence of any such Event and shall continue so long as such Event has not been cured.
          (c) From and after the date of this Shareholders’ Agreement until the end of the Effectiveness Period, without the prior written consent of SOF, which consent shall not be unreasonably withheld or delayed, the Company shall not enter into an agreement that grants a holder or prospective holder of any securities of the Company demand or incidental registration rights that by their terms are not subordinate to or pari passu with the registration rights granted to SOF in this Shareholders’ Agreement.
     6.2 Underwritten Demand Right.
          (a) From and after the date hereof and subject to the terms and conditions hereof, and until the termination of this Shareholders’ Agreement in accordance with Section 8.3 hereof, if SOF so elects, an offering of the Registrable Securities shall be in the form of an Underwritten Offering. In such event, SOF shall select one or more nationally recognized firms of investment bankers, with the consent of the Company, which shall not be unreasonably withheld or delayed, to act as the lead managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering. The Company shall not be obligated to effect more than two (2) Underwritten Offerings in the aggregate on behalf of SOF and all SOF Transferees.
          (b) In connection with any Underwritten Offering pursuant to Section 6.2(a), the Company shall: (i) enter into an underwriting agreement in customary form with the underwriters participating in the offering; and (ii) provide reasonable cooperation to the underwriters and SOF in marketing the Registrable Securities, including but not limited to, (A) if necessary, amending the Registration Statement to allow for the Underwritten Offering and (B) at least one (1) Company officer (the chief financial officer or other appropriate officer) participating in any “road show” or similar presentation in connection with such offering.
     6.3 Piggyback Registration. If, at any time from and after the date hereof and subject to the terms and conditions hereof, and until the termination of this Shareholders’ Agreement in accordance with Section 8.3 hereof, the Company shall determine to file with the SEC a

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Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form F-4, or any successor form thereto, or Form S-8 if then available to the Company, or any successor form thereto, or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or bona fide, employee benefit plans), the Company shall send to SOF written notice of such determination (the “Piggyback Notice”) and, if within ten (10) days after the delivery of the Piggyback Notice, SOF shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities that SOF requests to be registered, except that if, in connection with any Underwritten Offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of Shares which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement (i) all Shares, if any, that the Company proposes to sell for its own account and (ii) the number of Shares, including the Registrable Securities, that the managing underwriter(s) advise(s), allocated pro rata among the holders of such Shares who are then entitled to exercise piggyback registration rights on the basis of the number of Shares requested to be included therein by each holder of such Shares. If an offering in connection with which SOF is entitled to registration under this Section 6.3 is an Underwritten Offering, then SOF, unless otherwise agreed by the Company, shall offer and sell such Registrable Securities in an Underwritten Offering using the same underwriter or underwriters and, subject to the provisions of this Shareholders’ Agreement, on the same terms and conditions as other Shares included in such Underwritten Offering.
     6.4 Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall (and, for purposes of Section 6.4(a) and (l), SOF shall):
          (a) Not less than four (4) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), (i) furnish to SOF copies of the “Principal and Selling Shareholders” section of such Registration Statement or other documents proposed to be filed, if such sections have been revised since the previous filing of such Registration Statement or any amendment or supplement thereto, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of SOF, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to SOF, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which SOF shall reasonably object in good faith, provided that the Company is notified of such objection in writing no later than two (2) Trading Days after SOF has been so furnished copies of such documents. SOF agrees to furnish to the Company a completed selling shareholder questionnaire not less than ten (10) Business Days after written request therefore has been made by the Company. The Company shall not be required to include the Registrable Securities of SOF in a Registration Statement if SOF fails to furnish to the Company a fully completed selling shareholder questionnaire at least three (3) Trading Days prior to the date the

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Registration Statement is filed with the SEC (subject to the other requirements in this Section 6.4(a)).
          (b) (i) Prepare and file with the SEC such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities;
(ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Shareholders’ Agreement), and as so supplemented or amended to be filed pursuant to Rule 424;

(iii) respond as promptly as reasonably possible to any comments received from the SEC with respect to a Registration Statement or any amendment thereto and, upon written request by SOF, as promptly as reasonably possible provide SOF with true and complete copies of all material written correspondence from and to the SEC relating to a Registration Statement; and

(iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Shareholders’ Agreement) with the intended methods of disposition by SOF thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.
          (c) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds one-hundred percent (100%) of the number of Shares of Common Stock then included in a Registration Statement, then the Company shall use its reasonable best efforts to file as soon as reasonably practicable an additional Registration Statement or post effective amendment to the existing Registration Statement covering the resale by SOF of not less than one-hundred percent (100%) of the number of such Registrable Securities.
          (d) Use its reasonable best efforts to notify SOF (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible and confirm such notice in writing
(i)	(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement has been filed;
(B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement; and

(C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective;

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(ii) of any request by the SEC or any other federal or state Governmental Authority for amendments or supplements to a Registration Statement or Prospectus or for additional information;

(iii) of the issuance by the SEC or any other Federal or state Governmental Authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose;

(iv) of the receipt by the Company of any Notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose;

(v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(vi) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided that any and all of such information shall be kept confidential by SOF until such information otherwise becomes public, unless disclosure by SOF is required by law; provided, further, that notwithstanding SOF’s agreement to keep such information confidential, SOF makes no acknowledgement that any such information is material, non-public information.
          (e) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.
          (f) Furnish to SOF, without charge, to the extent requested in writing by SOF, at least one (1) conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to such Registration Statement (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

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          (g) Promptly deliver to SOF, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as SOF may reasonably request in writing in connection with resales by SOF. Subject to the terms of this Shareholders’ Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by SOF in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 6.4(d).
          (h) Prior to any resale of Registrable Securities by SOF, use its reasonable best efforts to register or qualify or cooperate with SOF in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by SOF under the securities or “blue sky” laws of such jurisdictions within the United States as SOF reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.
          (i) If requested by SOF, cooperate with SOF to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as SOF may request.
          (j) Upon the occurrence of any event contemplated by this Section 6.4, as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its shareholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies SOF in accordance with clauses (iii) through (vi) of Section 6.4(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then SOF shall suspend use of such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 6.4(j) to suspend the availability of a Registration Statement and Prospectus, subject to triggering an Event pursuant to Section 6.1(b), for a period not to exceed sixty (60) calendar days (which need not be consecutive days) in any twelve (12) month period.
          (k) Comply with all applicable rules and regulations of the SEC.

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          (l) If reasonably requested by the Company prior to any filing by the Company with the SEC in connection with any applicable Registration Statement or Prospectus requirement of the SEC, SOF agrees to furnish to the Company a certified statement as to the number of Shares beneficially Owned by SOF and, if required by the SEC, the natural Persons thereof that have voting and dispositive control over such Shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because SOF fails to furnish such information within three (3) Trading Days of the Company’s request any Event that may otherwise occur solely because of such delay shall be suspended, until such information is delivered to the Company.
          (m) In the case of an Underwritten Offering, use its reasonable best efforts to furnish or caused to be furnished to SOF and the underwriters a signed counterpart, addressed to SOF and the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, reasonably satisfactory to the underwriters; and (ii) a “comfort” letter, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities, and such other financial matters as the underwriters may reasonably request and customarily obtained by underwriters in Underwritten Offerings, provided that, to be an addressee of the comfort letter, SOF may be required to confirm that it is in the category of Persons to whom a comfort letter may be delivered in accordance with applicable accounting literature.
          (n) In the case of an Underwritten Offering, use its reasonable best efforts to make available for inspection by the representatives of SOF and the representative of any underwriters participating in any disposition pursuant to a Registration Statement, and any special counsel or accountants retained by SOF or underwriters, during normal business hours and subject to receipt of an executed confidentiality agreement in a form reasonably satisfactory to the Company, such financial and other records, corporate documents and properties of the Company as are necessary in order to conduct a “due diligence investigation.”
          (o) In the case of an Underwritten Offering, make generally available to its shareholders, as soon as reasonably practicable, earnings statements covering a period of at least twelve (12) months beginning after the effective date of the registration statement that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder in the case of an Underwritten Offering.
     6.5 Listing of Common Stock. The Company shall use its reasonable best efforts to have its Common Stock listed on either the Nasdaq Stock Market, Inc. (Global Market or Global Select Market), the NYSE Alternext U.S. (f/k/a the American Stock Exchange LLC), the New York Stock Exchange LLC (a “US Securities Market” and together with a Foreign Securities Market, a “Securities Market”) or a Foreign Securities Market, either in connection with a dual listing of the Common Stock or otherwise as contemplated by Section 6.8(a) of this Shareholders’ Agreement as promptly as possible after the date hereof, with it being understood

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that, prior to the listing of the Common Stock on any Securities Market, the Company must qualify with the respective Securities Markets applicable listing requirements. APWC and PEWC agree that SOF will suffer irreparable damages if the Company fails to have the Shares listed on a Securities Market by February 1, 2011 and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Put Right described in Section 6.6 hereof shall become exercisable upon the occurrence of a Put Event and shall continue so long as such Put Event has not been cured.
     6.6 Put Right and Option; Put Purchase Price; Exclusive Remedy.
          (a) PEWC hereby irrevocably grants and issues to SOF, the right and option (but not the obligation) to sell to PEWC upon the occurrence of a Put Event, and PEWC agrees to purchase from SOF upon the occurrence of such Put Event, all Registrable Securities then owned by SOF (the “Put Shares”), for an amount equal to the Put Price together with additional purchase price consideration in an amount equal to the interest (calculated on the basis of a 360 day year) on the Put Price, computed (x) from June 28, 2007 through May 31, 2010 at a rate per annum that shall be equal to the Libor Rate plus fifty (50) basis points (compounded annually), and (y) from June 1, 2010 until the Put Closing (defined below) at a rate per annum that shall be equal to the Libor Rate plus one hundred and fifty (150) basis points (compounded annually) (the “Put Right”). SOF may exercise its respective Put Right at any time while the Put Event remains uncured via written Notification to PEWC. The closing related to such Put Right shall occur within sixty (60) days of SOF’s exercise of such Put Right (the “Put Closing”). If the Put Event terminates prior to the Put Closing, the exercise of the Put Right shall be deemed rescinded and the transaction relating to the Put Right shall be deemed cancelled. Such event shall not terminate the existence of a Put Right upon the triggering of a future Put Event.
          (b) For the avoidance of doubt, the Parties agree that, in the event that the Company has complied with each of its obligations under Article VI of this Shareholders’ Agreement, whether such obligation is absolute or on a reasonable best efforts basis, the Put Right granted to SOF shall constitute the exclusive right and remedy of SOF for a failure of the Company to maintain an effective Registration Statement in accordance with Section 6.1(a) for the Effectiveness Period or achieve a listing of the Shares of Common Stock on a US Securities Market by February 1, 2011.
     6.7 Registration Fees.
     All fees and expenses incident to the performance of or compliance with this Shareholders’ Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation,
(i) registration, listing and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system,

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(ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered),

(iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto,

(iv) security engraving and printing expenses,

(v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties),

(vi) reasonable fees and expenses of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 6.4(m)),

(vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration,

(viii) fees and expenses in connection with any review by the Financial Industry Regulatory Authority of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto,

(ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities,

(x) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities,

(xi) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, and

(xii) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies.
     6.8 Relisting of Company. In the event that the Company determines to transfer its public listing to a Foreign Securities Market, the registration rights granted to SOF herein shall apply to SOF in such market with equal force and effect, subject to such modifications as are reasonably necessary to comply with then applicable rules and regulations of such market;

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provided, however, that the foregoing shall not relieve the Company from any of its obligations, as such obligations would be performed in a substantially similar manner in that market, or materially impair any of SOF’s rights under this Article VI, including, without limitation, its Put Right under Section 6.6 of this Shareholders’ Agreement.
ARTICLE VII
PREEMPTIVE RIGHT
     7.1 Preemptive Right. From and after the date hereof and subject to the terms and conditions hereof, and until the termination of this Shareholders’ Agreement in accordance with Section 8.3 hereof, if the Board of Directors decides to sell any equity securities or other securities convertible into or exchangeable for equity securities, then SOF shall have the right and option to buy from the Company a Pro Rata Amount (as defined below) of the same securities (the “Preemptive Shares”) and on the same terms and subject to the same conditions as such securities are being sold to the purchasing parties; provided, however, such right shall not apply to Permitted Issuances (the “Preemptive Right”). To the extent that SOF does not elect to purchase the Pro Rata Amount from APWC as described herein, SOF shall not have the right to participate in such transaction. The “Pro Rata Amount” shall be equal to the product of (a) the number of equity securities to be sold by the Company and (b) a fraction, the numerator of which shall be the number of Shares of Common Stock then currently Owned in the aggregate by SOF, and the denominator of which shall be the total number of issued and outstanding Shares of Common Stock as of the date of the Preemptive Notice (the “Pro Rata Percentage”).
     7.2 Notice. No later than twenty (20) Business Days prior to the consummation of any proposed Transfer described in Section 7.1, the Company shall provide the Preemptive Notice to SOF. The Preemptive Right shall be exercisable by written notice to the Company given within fifteen (15) Business Days after receipt of the Preemptive Notice (the “Election Notice”). Failure by SOF to respond within fifteen (15) Business Days after receipt of the Preemptive Notice shall be regarded as a rejection of the offer made pursuant to the Preemptive Notice and a decline by SOF of its rights under this Article VII with respect to such Transfer. If SOF elects to exercise such Preemptive Right, SOF shall be obligated and bound after sending the Election Notice to buy the Preemptive Shares, free and clear of all liens, claims and encumbrances, for a purchase price per Share described in the Preemptive Notice and upon the other terms and conditions of such transaction as reasonably agreed between SOF and the Company; provided that SOF shall not be required to (i) make any representations or warranties in connection with such Transfer other than representations and warranties as to (A) SOF’s power and authority to effect such Transfer and (B) such matters pertaining to compliance with securities laws as the Company may reasonably require, (ii) agree to any indemnification obligations in connection with such transaction other than as a result of a breach by SOF of such representations and warranties or (iii) agree to any post-closing covenants other than customary further assurances covenants.
     7.3 Right to Sell. If an Election Notice is not received by the Company in accordance with Section 7.2, the Company shall have the right to consummate the Transfer without the participation of SOF, but only on terms and conditions which are no less favorable to the Company in any material respect to those stated in the Preemptive Notice and only if the

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Transfer occurs on a date within ninety (90) days of SOF’s receipt of the Preemptive Notice. If such Transfer does not occur within such ninety (90) day period, the Company’s right to issue the Preemptive Shares under the foregoing sentence shall expire and the Company’s obligations under Section 7.1 shall be reinstated, and such securities shall not be Transferred without first being reoffered to SOF in compliance with Section 7.1.
ARTICLE VIII
STOCK CERTIFICATES; OTHER MATTERS
     8.1 Stock Certificates; Share Registry. (a) As promptly as practicable after the simultaneous closings of the Stock Purchase Agreement and this Shareholders’ Agreement, the Company shall cause the delivery to SOF and PEWC, respectively, of a certified copy of the Company’s share register maintained by Appleby Management (Bermuda) Ltd. reflecting the Share ownership by SOF and PEWC, respectively. Any share certificate(s) issued to SOF or PEWC, or any transferees thereof, shall contain the legends listed below to the extent appropriate and in accordance with the terms of this Shareholders’ Agreement:
“THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (“TRANSFERRED”) UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNLESS SUCH TRANSFER IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE SECURITIES ACT.

THE TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT, DATED MARCH ___, 2009, BETWEEN ASIA PACIFIC WIRE AND CABLE CORPORATION, LIMITED (“APWC”) AND CERTAIN SHAREHOLDERS, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE REGISTERED OFFICE OF APWC AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST TO APWC. NO SUCH TRANSFER WILL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH SHAREHOLDERS’ AGREEMENT HAVE BEEN COMPLIED WITH IN FULL AND NO PERSON MAY REQUEST APWC TO REGISTER THE TRANSFER OF ANY SHARES IF SUCH TRANSFER IS IN VIOLATION OF SUCH SHAREHOLDERS’ AGREEMENT.”
     The legend(s) on each certificate may be modified from time to time by the Board of Directors to comply with applicable law and/or this Shareholders’ Agreement.
          (b) The Parties acknowledge that, in addition to its share register maintained with the Company’s resident company secretary in Bermuda, the Company maintains one or more additional share registers in order to comply with trading requirements and practices in the

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United States. The Parties hereby agree that the share register maintained by the Company’s resident company secretary in Bermuda shall be the official share register of the Company, and shall be dispositive as to record ownership of Shares in the event of any conflict or discrepancy between the books and records maintained by the resident company secretary and any other share registers maintained by or on behalf of the Company.
     8.2 Closings. The closing (the “Closing”) of each purchase, sale, issuance and/or other Transfer of any and all Share(s) transferred pursuant to (i) Articles V and VII of this Shareholders’ Agreement shall take place in either the city of New York, New York or Taipei, Taiwan, ROC, as agreed between the Parties and (ii) Section 3.3, 4.1(d) and Section 6.6 in New York, New York, in either case at a location and time, and on a date designated by the Company in accordance with this Shareholders’ Agreement or at such other place, time or date as is mutually agreed upon in writing by all concerned Parties. At the Closing, each Party transferring cash shall transfer such cash in U.S. Dollars by wire transfer of immediately available funds and each Party transferring any Share(s) shall Transfer and deliver, or cause to be transferred and delivered, to the purchaser(s) or other transferee(s) of such Share(s) any and all certificates representing such Share(s), duly endorsed or accompanied by duly executed stock powers with any required transfer stamps affixed and any required transfer taxes paid, free and clear of any liens, claims, and encumbrances (except for any such lien, claim, or encumbrance existing as a result of this Shareholders’ Agreement), against payment and delivery of the consideration, if any, for such Share(s); provided that the delivery of certificates to the purchaser(s) or other transferee(s) of such Shares may be delayed pending receipt of such certificate(s) from the Company’s resident company secretary in Bermuda.
     8.3 Termination. The provisions of this Shareholders’ Agreement shall terminate as follows: (i) Article III, Sections 6.2, 6.3 and 6.5, and Articles V and VII, upon SOF and all SOF Transferees ceasing to Own five percent (5%), in the aggregate, of the total outstanding Shares, (ii) Article IV, with regard to (x) Section 4.1 (a)-(d) and (y) Section 4.1 (e)-(g), respectively, until the date which is six years after the date of the filing by SOF with the IRS of the last annual income tax return for a fiscal year in which it reports holding ten percent (10%) or more of the total outstanding Shares and five percent (5%) or more of the total outstanding Shares, respectively and (iii) with regard to all other provisions of this Shareholders’ Agreement, the date which is thirty (30) days after the last date to occur under Sections 8.3(i) and (ii) above; provided, that any such termination shall not relieve a Party hereto of any liability for a breach occurring prior to such termination. This Shareholders’ Agreement may also be terminated by mutual agreement between each of the Parties hereto.
     8.4 Distributions of Shares of Company Subsidiaries. From and after the date hereof and subject to the terms and conditions hereof, and until the termination of this Shareholders’ Agreement in accordance with Section 8.3 herein, in the event shares of common stock of a Subsidiary of the Company are distributed by the Company to its shareholders including SOF, the Parties hereto shall, and the Company shall cause such Subsidiary to, enter into a shareholders’ agreement on the same or substantially the same terms and provisions of this Shareholders’ Agreement, with modifications thereto reasonably agreed to by the Parties.
     8.5 Transferability of Shares. The Shares Owned by SOF are fully transferable, to the extent permitted by law, and no terms herein shall be deemed to restrict the ability of SOF to

Execution Version
Transfer its Shares. In no event shall PEWC Transfer any Shares Owned by PEWC to a United States organized or domiciled Affiliate if such Transfer results in, or is reasonably likely to result in, the Company being a Controlled Foreign Corporation; provided that in no event shall such Transfer be in an amount of Shares greater than 9.9% of the total outstanding Shares.
     8.6 Investor Status. Each of PEWC and SOF hereby declares that neither the execution of this Shareholders’ Agreement nor anything herein shall be construed as an admission that such Person is, for the purposes of Sections 13(d) or 13(g) of the Securities Act, (i) acting (or has agreed or is agreeing to act together with any other Person) as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of the Company or otherwise with respect to the Company or any securities of the Company or (ii) a member of any group with respect to the Company or any securities of the Company.
ARTICLE IX
MISCELLANEOUS
     9.1 Public Announcements. The Parties shall provide to each other any press release, public announcement, or similar publicity with respect to this Shareholders’ Agreement and shall consult with each other before issuing or making any such release and shall give due consideration to any reasonable comments made by the other Party and shall incorporate any reasonable comments made by the other Party to the extent the comments (i) relate to such other Party and (ii) would not result in a violation of any Legal Requirement. The Parties shall not issue any such press release or make any such public statement expressly referring to this Shareholders’ Agreement and addressing the subject matter hereof without the prior written consent of each other Party, which consent shall not be unreasonably withheld, conditioned, or delayed; provided that a Party may, without obtaining the prior consent of any other Party, issue such press release or make such public statements as such Party determines in good faith are required by a Legal Requirement. The Company shall cause its employees, officers and directors to comply with this Section 9.1. To the extent any such release or announcement is not in English, an English translation shall be provided.
     9.2 Notices. All notices, consents, waivers and other communications under this Shareholders’ Agreement shall be in writing, sent contemporaneously to all of the receiving Parties, and shall be deemed to have been duly provided, delivered, and received when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), or (c) when received by the addressee, if sent by an internationally recognized delivery or courier service (return receipt requested), in each case, to the appropriate addresses and facsimile numbers as provided on the signature page for such Party (or to such other addresses and facsimile numbers as any Party may designate by notice to the other Parties in accordance with this Section 9.2).
     9.3 Arbitration; Jurisdiction; Service of Process. Any dispute, controversy, or claim arising out of or in relation to this Shareholders’ Agreement, including the validity, invalidity, breach, or termination thereof, shall be exclusively resolved by arbitration in accordance with rules of arbitration of the American Arbitration Association in force on the date when the request for arbitration is submitted in accordance with such rules. The number of arbitrators shall be three (3), appointed in accordance with said rules. The seat of the arbitration shall be New York, New York, United States. The arbitration proceedings shall be conducted in English language.
     The Parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in New York County for any actions, suits or proceedings arising out of or relating to this Shareholders’ Agreement (and agree not to commence any action, suit or proceeding relating thereto except in such courts, and further agree that service of any process, summons, notice or document by U.S. registered mail to their respective addresses set forth above shall be effective service of process for any action, suit or proceeding brought against any such Party in any such court). The Parties hereby irrevocably and unconditionally waive any objection that any such Party may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Shareholders’ Agreement in the courts of the State of New York or the United States of America located in New York County, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. THE PARTIES FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SHAREHOLDERS’ AGREEMENT. For the avoidance of doubt, the Parties agree that any dispute, controversy or claim shall be resolved, in the first instance, pursuant to the arbitration procedures set forth above.
     Each of the Company and PEWC irrevocably appoints CT Corporation (the “Process Agent”), at 111 Eighth Avenue, New York, New York 10011 (212-894-8940), as its agent and true and lawful attorney-in-fact in its name, place and stead, and SOF irrevocably authorizes the office identified as its address for Notices in accordance with Section 9.2, to accept on behalf of each of the respective Parties and their respective properties and revenues, service of copies of the summons and complaint and any other process which may be served in any suit, action or proceeding brought pursuant to this Shareholders’ Agreement, and each of the Parties hereto agrees that failure of the Process Agent to give any notice of any such service of process to any of the Parties hereto shall not impair or affect the validity of such service or the enforcement of any judgment based thereon.
     9.4     Further Assurances; Legal Prohibitions. Each Party hereto shall (a) furnish such information, (b) execute and deliver such documents, and (c) do all other such acts and things, in each case, if and as reasonably requested by any other party hereto for the purpose of carrying out the intents and purposes of this Shareholders’ Agreement and the Contemplated Transactions, as applicable to each Party. If the performance by the Company of any obligation(s) of the Company under this Shareholders’ Agreement may be prohibited or otherwise limited by applicable law, the Parties hereto shall use their reasonable best efforts (including by voting their Shares in person or by proxy at any vote of the Company’s shareholders) to enable the Company to fully satisfy, fulfill, and perform such obligation(s) or satisfy, fulfill, and perform such obligation(s) to the extent not prohibited by applicable law. Further, the Parties agree to act in good faith in carrying out the terms and provisions of this Shareholders’ Agreement and to not engage in any transaction or activity intended to circumvent or otherwise impair the intended rights or obligations of the Parties provided hereunder.

     9.5     Waiver. Neither the failure to exercise, nor any delay by any Party in exercising, any right, power, or privilege under this Shareholders’ Agreement, or any other document contemplated by this Shareholders’ Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Shareholders’ Agreement or any other document contemplated by this Shareholders’ Agreement may be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by each other Party hereto, (b) no waiver that may be given by any Party hereto shall be applicable except in the specific instance when and for which such waiver is given, and (c) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Shareholders’ Agreement, or any other document contemplated by this Shareholders’ Agreement.
     9.6     Entire Agreement; Modification. This Shareholders’ Agreement (together with each other document contemplated by this Shareholders’ Agreement) terminates, supersedes, and replaces all prior written and oral agreements among the Parties with respect to the subject matter of this Shareholders’ Agreement, including, without limitation, the Original Shareholders’ Agreement, and each other document contemplated by this Shareholders’ Agreement and constitutes (together with each other document contemplated by this Shareholders’ Agreement) a complete and exclusive statement of the terms of the agreement by and among the Parties with respect to the subject matter of this Shareholders’ Agreement and each other document contemplated by this Shareholders’ Agreement. This Shareholders’ Agreement may not be amended except by a written agreement executed by all Parties to be charged with or otherwise affected by any such amendment.
     9.7     Assignments, Successors, and No Third-Party Rights. No Party may assign any of the rights or obligations of such Party under this Shareholders’ Agreement without the prior written consent of each of the other Parties, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that SOF may assign its rights and obligations under Articles IV, V, VI, VIII and IX hereunder (i) to an Affiliate of SOF and (ii) in any Transfer of Shares to a single party (a party and its Affiliates considered a single party) that in the aggregate represents five and one-tenth percent (5.1%) or more of the outstanding Shares of Common Stock (such assignment right pursuant to clause (ii) above is herein, “SOF’s Assignment Right”); provided, further, that (A) SOF’s Assignment Right shall not apply to any attempted assignment to, and the rights and obligations contained herein are not assignable to, any Person (or any of its Affiliates, it being agreed for the avoidance of doubt that a financial investor holding twenty five percent (25%) or less of the equity securities in such Person shall not be deemed an Affiliate) that at the time of such assignment (i) is a direct competitor of the Company or any of its Subsidiaries or (ii) is listed on Schedule 9.7 of this Shareholders’ Agreement (collectively, the “Prohibited Transferees”) and (B) not later than ten (10) Trading Days prior to the effective date of any proposed assignment pursuant to SOF’s Assignment Right, SOF shall provide the Company with written notice of such proposed assignment, such notice to contain the name and address of the proposed assignee. Upon request, the Company shall certify to SOF and the proposed transferee the list of “Prohibited Transferees” and the Company and PEWC shall provide any information then known by the Company or PEWC (as applicable, without any requirement of inquiry or investigation) regarding the Prohibited Transferees as shall be reasonably requested by SOF or a proposed SOF Transferee. Nothing expressed or referred to in this Shareholders’ Agreement shall be construed to give any Person other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Shareholders’ Agreement or any provision of this Shareholders’ Agreement. This Shareholders’ Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and the successors and permitted assigns of the Parties.
     9.8     Joinder of Transferees. (a) Without modifying any of the other terms of this Shareholders’ Agreement, for so long as PEWC continues to Control the Company after giving effect to any Transfer, PEWC may Transfer, subject to the restrictions set forth in this Shareholders’ Agreement, any Share(s) Owned by it to one or more Persons; provided that such Party agrees in writing for the benefit to the Parties to be bound by all of the terms of Articles V, VIII and IX hereof.
               (b)     To the extent that SOF shall Transfer any Share(s) Owned by it and such Transfer is either (i) to an Affiliate or (ii) in connection with such Transfer, SOF’s Assignment Right is applicable, at the option of SOF, such transferee (an “SOF Transferee”) thereof may agree in writing for the benefit of the Parties to be bound by all of the terms of this Shareholders’ Agreement to the same extent as SOF, and be treated for all purposes herein as if it were a Party, by executing a joinder in the form of Exhibit A hereto (a “Shareholders Joinder”), which PEWC and APWC shall countersign and provide to such transferee.
     9.9     Severability. If any provision of this Shareholders’ Agreement is held invalid, illegal or unenforceable by any court of competent jurisdiction, the other provisions of this Shareholders’ Agreement shall remain in full force and effect. Any provision of this Shareholders’ Agreement held invalid, illegal or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid, illegal or unenforceable. The Parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid, legal and enforceable provision, the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.
     9.10     Article and Section Headings; Construction. The headings of Articles and Sections in this Shareholders’ Agreement are provided for convenience only and shall not affect the construction or interpretation of this Shareholders’ Agreement. All references to “Article,” “Articles,” “Section,” or “Sections” refer to the corresponding Article, Articles, Section, or Sections of this Shareholders’ Agreement. All words used in this Shareholders’ Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
     9.11     Time of the Essence. With regard to all dates and time periods set forth or referred to in this Shareholders’ Agreement, time is of the essence.
     9.12     Governing Law. This Shareholders’ Agreement shall be governed by, enforced under, and construed in accordance with the laws of New York without regard to conflicts of law principles (other than Section 5-1401 and 5-1402 of the New York General Obligations Law).

     9.13     Contemplated Transactions. The Parties hereby covenant and agree that in consummating each Contemplated Transaction each Party will comply with all applicable laws, rules and regulations of any Governmental Authority or Regulatory Authority with jurisdiction over such transactions.
     9.14     Fees and Expenses. Each Party shall bear all costs incurred by it in connection with the preparation and negotiation of this Shareholders’ Agreement; provided, however, that the Company shall reimburse SOF for all reasonable and documented legal fees and expenses incurred by SOF in connection with, related to or arising out of the preparation and negotiation of this Shareholders’ Agreement, the Stock Purchase Agreement and the exercise of SOF’s Put Right pursuant to the Original Shareholders’ Agreement, in an amount not to exceed Twenty-Five Thousand Dollars (US$25,000) in the aggregate.
     9.15     Counterparts. This Shareholders’ Agreement may be executed by facsimile signature and in one or more counterparts, each of which shall be deemed to be an original copy of this Shareholders’ Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.
     9.16     Specific Performance. The Parties expressly agree that they will be irreparably damaged if this Shareholders’ Agreement is not specifically enforced. In any action or proceeding to specifically enforce the provisions of this Shareholders’ Agreement, any Person (including, without limitation, the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that the plaintiff or claimant has an adequate remedy at law, and such Person shall not argue in any such action or proceeding the claim or defense that such remedy at law exists. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Shareholders’ Agreement by any Party, each other Party shall, in addition to all other remedies available herein with respect to such breach, be entitled to a temporary or permanent injunction, and/or a decree for specific performance, without showing any actual damage or being required to post a bond or other security, in accordance with the provisions hereof. The provisions of this paragraph shall not prevent any Party from seeking a remedy at law in connection with any breach of this Shareholders’ Agreement.
     9.17     Amendment and Restatement. The Parties hereby agree that this Shareholders’ Agreement amends and restates in its entirety the Original Shareholders’ Agreement and that, in the event of any conflict between the terms hereof and the terms of the Original Shareholders’ Agreement, the terms of this Shareholders’ Agreement shall govern in all respects.
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Execution Version
     IN WITNESS WHEREOF, the parties hereto have caused this Shareholders’ Agreement to be executed, delivered, and effective as of the date first written above.
ASIA PACIFIC WIRE & CABLE CORPORATION LIMITED

By:	/s/ Yuan Chun Tang
	Name:	Yuan Chun Tang
	Title:	Chairman

Notice Address:

7th Floor, No 132 Sec. 3
Min-Sheng East Road
Taipei, 105 Taiwan, ROC
Attn: Ling Y. Wu, Esq.
Fax: +886-2-2712-3557

With a Copy to:

Morrison & Foerster LLP
1290 Avenue of the Americas
New York, NY 10104-0050
Attn: Michael J. Hagan, Esq.
Fax: (212) 468-7900
Signature Page to Amended and Restated Shareholders’ Agreement

Execution Version
PACIFIC ELECTRIC WIRE & CABLE CO, LTD.

By:	/s/ David Tao-Heng Sun
	Name:	David Tao-Heng Sun
	Title:	President

Notice Address:

No. 95, Section 2
26th Floor
Dunhua South Road
Taipei, 106 Taiwan, ROC
Attn: Yuan Chun Tang, Chairman
Fax: +886-2-6636-6130

With a Copy to:

Christopher F. Graham, Esq.
McKenna Long & Aldridge LLP
230 Park Avenue, Suite 1700
New York, New York 10169
Fax: 212-922-1819
E-mail: cgraham@mckennalong.com

AGREED AND ACKNOWLEDGED:

MOON VIEW VENTURES LIMITED
By:	/s/ Andy C. C. Cheng
	Name:	Andy C. C. Cheng
	Title:	Director

PACIFIC HOLDINGS GROUP
By:	/s/ Michael Chow-Chun Lee
	Name:	Michael Chow-Chun Lee
	Title:	Chairman

Signature Page to Amended and Restated Shareholders’ Agreement

Execution Version
SOF INVESTMENTS, L.P.
By: MSD Capital, L.P., its General Partner
By: MSD Capital Management LLC, its General Partner

By:	/s/ Marc R. Lisker
	Name:	Marc R. Lisker
	Title:	Manager and General Counsel

Notice Address:

SOF Investments, L.P.
Attention: General Counsel
645 Fifth Avenue, 21st Floor
New York, NY 10022
Fax: (212) 303-1772

With a Copy to:

Haynes and Boone, LLP
901 Main Street, Suite 3100
Dallas, Texas 75202
Attn: Ms. Janice V. Sharry, Esq.
Fax: (214) 200-0620
Signature Page to Amended and Restated Shareholders’ Agreement

Execution Version
APPENDIX A
DEFINITIONS
     “Accounting Firm” shall have the meaning set forth in Section 4.1(a).
     “Affiliate” shall have the meaning assigned to such term in Rule 405 of the Securities Act.
     “APWC” shall have the meaning assigned to such term in the Preamble to this Shareholders’ Agreement.
     “Board of Directors” shall mean the board of directors of the Company.
     “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.
     “CFC Accounting Claim Period” shall have the meaning set forth in Section 4.1(b).
     “CFC Indemnified Parties” shall have the meaning set forth in Section 4.1(b).
     “CFC Losses” shall have the meaning set forth in Section 4.1(b).
     “Closing” shall have the meaning assigned to such term in Section 8.2.
     “Code” shall refer to the Internal Revenue Code as found in 26 U.S.C.
     “Code Section 951” shall mean 26 U.S.C. § 951 or any similar statute hereafter enacted having substantially the same purpose and effect as such Code Section.
     “Code Section 951(a)” shall mean 26 U.S.C. § 951(a) or any similar statute hereafter enacted having substantially the same purpose and effect as such Code Section.
     “Code Section 951(b)” shall mean 26 U.S.C. § 951(b) or any similar statute hereafter enacted having substantially the same purpose and effect as such Code Section.
     “Code Section 957” shall mean 26 U.S.C. § 957 or any similar statute hereafter enacted having substantially the same purpose and effect as such Code Section.
     “Code Section 1291” shall mean 26 U.S.C. § 1291 or any similar statute hereafter enacted having substantially the same purpose and effect as such Code Section.
     “Code Section 1295” shall mean 26 U.S.C. § 1295 or any similar statute hereafter enacted having substantially the same purpose and effect as such Code Section.
     “Code Section 1297” shall mean 26 U.S.C. § 1297 or any similar statute hereafter enacted having substantially the same purpose and effect as such Code Section.
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Execution Version
     “Common Stock” shall mean the common shares, US$0.01 par value, of the Company and shall include, without limitation, any share(s) or other security(ies) of the Company issued in exchange for, with respect to, or resulting from or in connection with, any dividend on, or split, recapitalization, reclassification, exchange, or change in par value of, any share(s) of Common Stock or resulting from or in connection with any recapitalization, reclassification, exchange, combination, subdivision, consolidation, amalgamation, or restructuring of the Company.
     “Company” shall have the meaning assigned to such term in the Preamble to this Shareholders’ Agreement.
     “Consent” shall mean any approval, consent, ratification, waiver, or other authorization (including any governmental or regulatory authorization).
     “Contemplated Transaction” and “Contemplated Transactions” shall mean each, and collectively all, respectively, of the transactions contemplated by this Shareholders’ Agreement.
     “Contract” shall mean any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.
     “Control” shall have the meaning assigned to such term in Rule 405 of the Securities Act.
     “Controlled Foreign Corporation” or “CFC” shall have the meaning assigned to such term in Section 4.1(a).
     “Convertible Securities” shall mean (i) any options or warrants to purchase or other rights to acquire Common Stock, (ii) any securities by their terms convertible into or exchangeable for Common Stock, and (iii) any options or warrants to purchase or other rights to acquire any such convertible or exchangeable securities.
     “Effectiveness Date” shall have the meaning set forth in Section 6.1(a).
     “Effectiveness Period” shall have the meaning set forth in Section 6.1(a).
     “Election Notice” shall have the meaning set forth in Section 7.2.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules, regulations, and forms promulgated thereunder.
     “Event” shall have the meaning set forth in Section 6.1(b).
     “Foreign Securities Market” shall mean one or more of the principal or secondary exchanges for the public trading of equity securities in any of Hong Kong, Tokyo or Singapore.
     “Form W-8BEN” shall mean the Form, as adopted by the IRS entitled, “Certificate of Foreign Status or Beneficial Owner for United States Withholding” or any similar, successor Form as adopted by the IRS.
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Execution Version
     “Form W-9” shall mean the Form, as adopted by the IRS, entitled “Request for Taxpayer Identification Number and Certification” or any similar, successor Form as adopted by the IRS.
     “Form 5471” shall mean the Form, as adopted by the IRS, entitled “Information Return of U.S. Persons With Respect to Certain Foreign Corporations” or any similar, successor Form as adopted by the IRS.
     “Form 8621” shall mean the Form, as adopted by the IRS, entitled “Return of a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund” or any similar, successor Form as adopted by the IRS.
     “Governmental Authority” shall mean any (a) national, federal, state, local, county, municipal, city, town, village, district, foreign, or other government or jurisdiction of any kind, character, or nature whatsoever, (b) governmental or quasi-governmental authority of any kind, character, or nature whatsoever (including, without limitation, any court, judge, tribunal, agency, branch, department, commission, board, bureau, official, administrator, regulator, legislator, instrumentality, arbitrator, or mediator), (c) multi-national organization or body, or (d) individual Person or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any kind, character, or nature whatsoever.
     “Group” shall have the meaning assigned to such term in Section 13(d)(3) of the Securities Act.
     “Involuntary Basis” shall mean any act or omission after the date hereof which causes SOF to become a United States Shareholder other than by reason of the purchase or other voluntary acquisition of Shares by SOF or any of its Affiliates.
     “IRS” shall mean the United States Internal Revenue Service.
     “Legal Requirement” shall mean, with respect to any Person, any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty applicable to such Person.
     “Libor Rate” shall mean, the average daily rate of a fluctuating rate of interest equal to the three (3) month London interbank offered rate as published in the “Money Rates” section of The Wall Street Journal.
     “Notification” shall mean a writing containing any information required by this Shareholders’ Agreement to be communicated to any Person, which shall be sent in accordance with Section 9.2 hereof.
     “Order” shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator.
     “Organizational Documents” shall mean (a) the articles or certificate of incorporation, memorandum of association and the bye-laws of a corporation; (b) the partnership agreement or
Appendix A to Amended and Restated Shareholders’ Agreement

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any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.
     “Original Shareholders’ Agreement” shall have the meaning assigned to such term in the Recitals.
     “Own,” “Owns,” “Owned,” and “Ownership” shall mean beneficial ownership as determined pursuant to and in accordance with Rule 13d-3 promulgated under the Exchange Act and, for purposes of this Shareholders’ Agreement, any determination of ownership at any time shall be equitably adjusted for any stock split, combination, recapitalization, dividend, distribution, and other similar transaction occurring after the date of this Shareholders’ Agreement.
     “Owner” shall mean, with respect to any Share(s), the Person(s) that Owns such Share(s).
     “Party” or “Parties” shall have the meaning assigned to such term in the Preamble to this Shareholders’ Agreement.
     “Permitted Exception” shall mean any required consent or approval of, or filing with or notice to, a Regulatory Authority related to the registration of the Shares with such Regulatory Authority, the listing of the Shares on a Securities Market or any amendment to the Bye-laws or other Organizational Documents of the Company occurring after the date hereof.
     “Permitted Issuance” shall mean (i) the issuance of any Shares of Common Stock pursuant to the exercise or exchange of any Convertible Securities outstanding as of the date hereof; (ii) the issuance of any Shares of Common Stock or Convertible Securities (and subsequent exercise or exchange of such Convertible Security) to independent directors, officers or employees of the Company, in connection with their service as directors of the Company or their employment by the Company or their service as an officer of the Company; (iii) the issuance of any Shares of Common Stock or Convertible Securities as consideration for the acquisition by the Company or any Subsidiary of the Company of another business entity or interest therein by merger, amalgamation, purchase of substantially all the assets or other business combination or investment, or (iv) the issuance of any Shares of Common Stock pursuant to a stock dividend or upon any stock split or other subdivision or combination of Shares.
     “Person” shall mean any individual, sole proprietorship, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, entity, or Governmental Authority.
     “PEWC” shall have the meaning assigned to such term in the Preamble to this Shareholders’ Agreement.
     “PFIC” or “Passive Foreign Investment Company” shall have the meaning as set out in Code Section 1297.
Appendix A to Amended and Restated Shareholders’ Agreement

Execution Version
     “PFIC Accounting Claim Period” shall have the meaning set forth in Section 4.1(f) of this Shareholders’ Agreement.
     “PFIC Indemnified Parties” shall have the meaning set forth in Section 4.1(f) of this Shareholders’ Agreement.
     “PFIC Losses” shall have the meaning set forth in Section 4.1(f) of this Shareholders’ Agreement.
     “PFIC Rules” shall mean 26 U.S.C. §§ 1291-98 or any similar statutes hereafter enacted having substantially the same purpose and effect as such Code Sections.
     “Piggyback Notice” shall have the meaning as set forth in Section 6.3.
     “Preemptive Notice” shall mean a Notification which shall describe fully: (i) the terms, including the price, of the proposed Transfer; (ii) the number of Shares equal to SOF’s Pro Rata Amount of such Shares being sold; (iii) method of proposed Transfer; and (iv) the proposed closing date of the Transfer.
     “Preemptive Right” shall have the meaning assigned to such term in Section 7.1.
     “Preemptive Shares” shall have the meaning assigned to such term in Section 7.1.
     “Proceeding” shall mean any formal action, arbitration, mediation, dispute resolution, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative) in, commenced, brought, conducted, or heard by or before, or otherwise involving, any judge, court, arbitrator, mediator, or Governmental Authority of any kind, character, or nature, the results of which shall be legally binding on the parties subject thereto.
     “Process Agent” shall have the meaning set forth in Section 9.3.
     “Prohibited Transferees” has the meaning set forth in Section 9.7.
     “Pro Rata Amount” shall have the meaning set forth in Section 7.1.
     “Prospectus” shall mean the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
     “Put Closing” shall have the meaning set forth in Section 6.6.
Appendix A to Amended and Restated Shareholders’ Agreement

Execution Version
     “Put Event” shall mean any date (i) after the date hereof whereby (A) an Event has occurred and continues to occur or (B) the Shares are not quoted on the OTC Bulletin Board or (ii) on or after February 1, 2011 whereby the Shares are not listed on a US Securities Market.
     “Put Price” shall mean for (i) Shares purchased pursuant to that certain Stock Purchase Agreement by and between Sino-JP Fund Co., Ltd. and SOF dated as of June 28, 2007, an aggregate amount equal to the product of (a) the number of Shares being sold and (b) US$4.35 and (ii) Shares purchased under Section VII hereof, an aggregate amount equal to the purchase price therefor.
     “Put Right” shall have the meaning set forth in Section 6.6.
     “Put Shares” shall have the meaning set forth in Section 6.6.
     “QEF Election” shall mean “qualified electing fund” as established in Code Section 1295.
     “Registrable Securities” shall mean at any time the Shares beneficially Owned by SOF (and SOF Permitted Assignees, if any) or any SOF Transferee (but only with respect to the Shares of Common Stock so Transferred) who agrees to be bound by the terms and conditions hereof, which Shares were acquired by SOF pursuant to that certain Stock Purchase Agreement by and between Sino-JP Fund Co., Ltd. and SOF dated as of June 28, 2007, or are acquired pursuant to Article VII hereof; provided, however, that Registrable Securities shall not include any Shares (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration or (ii) which have been sold pursuant to Rule 144 or Rule 144A of the SEC under the Securities Act.
     “Registration Statement” shall mean a registration statement of the Company under the Securities Act, as amended.
     “Regulatory Authority” shall mean the SEC, the Bermuda Monetary Authority and any other regulatory or administrative Governmental Authority having competent jurisdiction over one or more of the Contemplated Transactions.
     “Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.
     “Rule 144(k)” shall mean Rule 144(k) promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.
     “Rule 144A” shall mean Rule 144A promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.
Appendix A to Amended and Restated Shareholders’ Agreement

Execution Version
     “Rule 415” shall mean Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.
     “Rule 424” shall mean Rule 424 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.
     “Satisfactory Contract Terms” shall have the meaning set forth in Section 3.1.
     “SEC” shall mean the Securities and Exchange Commission.
     “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules, regulations, and forms promulgated thereunder.
     “Securities Market” shall have the meaning as set forth in Section 6.5.
     “Share” or “Shares” shall mean the shares of the Company, including without limitation the Common Stock, now or in the future Owned beneficially by a Shareholder, and all securities of the Company that may be issued in exchange for or in respect of such shares or securities (including, without limitation, all securities issued or resulting from any dividend, stock split, subdivision, consolidation, recapitalization, or amalgamation effected by the Company).
     “Shareholder” and “Shareholders” shall mean each, and collectively all, respectively, of (a) the parties to this Shareholders’ Agreement (other than the Company) and (b) the successors of the parties to this Shareholders’ Agreement (other than the Company).
     “Shareholders’ Agreement” shall have the meaning assigned to such term in the Preamble to this Shareholders’ Agreement.
     “Shareholders Joinder” shall have the meaning assigned to such term in Section 9.8(a) of this Shareholders’ Agreement.
     “SOF” shall have the meaning assigned to such term in the Preamble to this Shareholders’ Agreement.
     “SOF Permitted Assignees” shall mean any assignee of SOF as permitted pursuant to Section 9.7 hereof.
     “SOF’s Assignment Right” shall have the meaning assigned to such term in Section 9.7.
     “Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement by and between PEWC, as purchaser, and SOF, as seller, dated on or about the date hereof.
     “Subsidiary” shall mean any corporation, association, trust, limited liability company or other business entity of which the designated Person shall at any time own or control, directly or indirectly, through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding shares of capital stock (or other beneficial interests) which are (a) entitled ordinarily,
Appendix A to Amended and Restated Shareholders’ Agreement

Execution Version
in the absence of contingencies, to vote for the election of a majority of such business entity’s directors (or Persons exercising similar functions), even if the right to vote may have been suspended by the happening of such a contingency, or (b) entitled at the time to vote for the election of a majority of such business entity’s directors (or persons exercising similar functions), whether or not the right so to vote exists by reason of the happening of a contingency.
     “Tag Along Right” shall have the meaning assigned to such term in Section 5.1.
     “Tag Along Shares” shall mean, for a Shareholder, the number of Shares equal to the product of (i) the number of Shares Owned by such Shareholder multiplied by (ii) a fraction, the numerator of which is the number of Shares the Transferring Shareholder(s) propose(s) to sell or otherwise dispose of to the Tag Along Transferee, and the denominator of which is the total number of issued and outstanding Shares Owned by the Transferring Shareholder(s) prior to the proposed Transfer of Tag Along Shares of the Company.
     “Tag Along Transferee” shall mean a party or parties that is not a Subsidiary of PEWC.
     “Tag Along Notice” shall mean a Notification which shall describe fully: (i) the terms, including the price, of the proposed Transfer; (ii) the number of Shares held by PEWC to be disposed of; (iii) the number representing the Tag Along Shares should SOF elect to exercise the Tag Along Rights; (iv) the name and address of the Tag Along Transferee; and (v) the proposed closing date of the Transfer.
     “Trading Day” shall mean days on which Securities Markets are open for trading in New York, New York.
     “Transfer” shall mean any issuance, sale or transfer, whether or not outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest (including but not limited to voting rights) in or to any Shares. A voluntary pledge of Shares as collateral shall not constitute a Transfer when such Shares are pledged, but any subsequent transfer in connection with such pledge shall constitute a Transfer.
     “US Securities Market” shall have the meaning as set forth in Section 6.5.
     “Underwritten Offering” shall mean an offering in which Shares are offered and sold on a firm commitment basis through one or more underwriters, all pursuant to an underwriting agreement between the Company and SOF and such underwriter(s).
     “United States Shareholder” shall have the meaning as set forth in Section 4.1(a).
Appendix A to Amended and Restated Shareholders’ Agreement

Execution Version
SCHEDULE 9.7
PROHIBITED TRANSFEREES
     Sino-JP Fund Co., Ltd. (Cayman Island)
     Asset Managers Co., Ltd. (Japan)
     Wellen Sham
     Ryoji Furukawa
     Eric Yip
     Andrew Wang
     Hu Hung Chiu
     Tung Yu Jeh
     Tung Ching Yun
     Sun Tao Tsun
     Huang Ching Ling
     Miao Jwu Yi
     Ma Kam Fook, Robert
     Lui Pui Wing, Amy
     Hu Sun Mar Li
     Chung Che Ling, Ben
     Yip Chi Hung, William
     Tam Pui Na, Rafia
     Wong Kun To, Philip
     Cheng Kwan Hung, Anthony
     Cheng Shu Wing
     Pang Hong
     Gold Global Limited (BVI)
Schedule 9.7 to Amended and Restated Shareholders’ Agreement

Execution Version
     PCL Nominees Limited (Hong Kong)
     Greateam Limited (Hong Kong)
     Harmutty Limited (BVI)
     Haddowe Limited (BVI)
     Casparson Properties Limited (BVI)
     Afterville Limited (BVI)
     Nee Soon Limited (BVI)
     Showground Limited (BVI)
     Berridale Developments Limited (BVI)
     Jutech Investments Limited (BVI)
     All Dragon International Limited (BVI)
     Blinco Enterprises Limited (BVI)
     Patagonia Limited (BVI)
     Texan Management Limited (BVI)
     Clipper Investment Limited (Hong Kong)
     Pacific Capital (Asia) Limited (Hong Kong)
     PCL Holdings Limited (Hong Kong)
     Laidlaw Pacific Financial Service (Holdings) Limited (Hong Kong)
     Super Wish Limited (BVI)
     Mosel Vitelic Corp. (Taiwan)
     Vision2000 Venture Ltd. (Cayman)
     Giant Haven Investment Ltd. (BVI)
     Integrated Memory Technologies Inc.
     PacMos Technologies Holdings Limited (Bermuda)
     Soft Device Inc.
Schedule 9.7 to Amended and Restated Shareholders’ Agreement

Execution Version
     ChipMos Technologies (Bermuda) Ltd.
     Third Dimension Semiconductor, Inc.
     Fortune Wave Profits Ltd.
     Great Wall Semiconductor Corporation
     ThaiLin Semiconductor Corp.
     ChipMos Technologies (Shanghai) Ltd.
     Top Selection Company Limited (BVI)
     Pillion Investments Limited (BVI)
     Dunsmore Services Inc. (Samoa)
     Goldkey Development Limited (Samoa)
     Bridle Path Consultants Inc. (BVI)
     Lau Lai Yee, Zoe
     Siu Yue Lane, Pauline
     Tung Hsiu Hsin
     Yvette Marie Rogers Walker
     Robin Miles Willi
Schedule 9.7 to Amended and Restated Shareholders’ Agreement

Exhibit A
Form of Joinder
SHAREHOLDERS’ AGREEMENT JOINDER
     This Shareholders’ Agreement Joinder (this “Joinder”) is made as of ___, by and among ASIA PACIFIC WIRE & CABLE CORPORATION LIMITED, a Bermuda company (the “Company”), PACIFIC ELECTRIC WIRE & CABLE CO., LTD., a Taiwan, ROC company (“PEWC” and together with the Company, the “Current Parties”) and ___, a ___company (“Transferee”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Shareholders’ Agreement (as defined below).
RECITALS
     WHEREAS, the Current Parties are parties to that certain Amended and Restated Shareholders’ Agreement (as modified from time to time, the “Shareholders’ Agreement”), dated as of ___, 2009; and
     WHEREAS, as of the date hereof, Transferee is acquiring ___Shares of Common Stock (the “Transferred Shares”) from SOF Investments, L.P., a Delaware limited partnership or a transferee of SOF (“SOF” and such transfer, the “Transfer”) and in connection therewith, Transferee wishes to enter into this Joinder in order to become a party to the Shareholders’ Agreement and assume certain of the rights, and become bound by the obligations, of SOF (or its transferee) thereunder with respect to the Transferred Shares.
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Transferee hereby accedes to and expressly agrees to be bound by the terms of the Shareholders’ Agreement to the same extent as SOF with respect to the Transferred Shares.
     2. Each of the Company and PEWC acknowledge that this Joinder is effective to make the Transferee a party to the Shareholders’ Agreement and that the Transferee shall be entitled to the benefits of all of the terms and conditions of the Shareholders’ Agreement to the same extent as SOF with respect to the Transferred Shares.
     3. This Joinder may be executed by facsimile signature and in one or more counterparts, each of which shall be deemed to be an original copy of this Joinder and all of which, when taken together, shall be deemed to constitute one and the same agreement.
     4. All notices, consents, waivers and other communication to Transferee in accordance with Section 9.2 of the Shareholders’ Agreement shall be addressed as follows:
     [Name]
     [Address]
     [Attention]
     [Fax]

Execution Version
     5. This Joinder shall be governed by, enforced under, and construed in accordance with the Laws of the State of New York without regard to conflicts of law principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

Execution Version
     IN WITNESS WHEREOF, the parties have caused this Joinder to be executed, delivered, and effective as of the date first written above.

ASIA PACIFIC WIRE & CABLE CORPORATION LIMITED
By:
	Name:	_______________________
	Title:	_______________________

PACIFIC ELECTRIC WIRE & CABLE CO, LTD.
By:
	Name:	_______________________
	Title:	_______________________

[TRANSFEREE]
By:
	Name:	_______________________
	Title:	_______________________